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                                                                     EXHIBIT 3.1

                           FIFTH AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                              ACCRUE SOFTWARE, INC.



        The following Fifth Amended and Restated Certificate of Incorporation of Accrue Software, Inc. amends and restates the provisions of the Fourth Amended and Restated Certificate of Incorporation of Accrue Software, Inc. filed with the Secretary of State of the State of Delaware on June 2, 1998, and supersedes the original Certificate of Incorporation and all amendments and restatements thereto in their entirety. The original Certificate of Incorporation was filed on February 16, 1996 under the name of Plumb, Inc.

                                    ARTICLE I

    The name of the Corporation is Accrue Software, Inc. (the "Corporation").

                                   ARTICLE II

        The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III

        (A) Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is thirty million (30,000,000) shares, of which twenty million (20,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share.

        (B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation shall be divided into series. The first series shall consist of 750,000 shares and is designated Series A Preferred Stock. The second series shall consist of 2,000,000 shares and is designated Series B Preferred Stock. The third series shall consist of 550,000 shares and is designated Series C Preferred Stock. The fourth series shall consist of 1,000,000 shares and is designated Series D Preferred Stock. The fifth series shall consist of 5,250,000 shares and is designated Series E Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease

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(but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        The rights, preferences, privileges, and restrictions granted to and imposed on the Series A, Series B, Series C, Series D and Series E Preferred Stock are set forth below in this Article III(B).

               (1) Dividends. Subject to the rights and privileges of such other series of Preferred Stock that may from time to time come into existence, the holders of outstanding Series A Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.07 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) of Series A Preferred Stock per annum, the holders of outstanding Series B Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.22 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) of Series B Preferred Stock per annum, the holders of outstanding Series C Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.28 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) of Series C Preferred Stock per annum, and the holders of outstanding Series D Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.22 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) of Series D Preferred Stock per annum, and the holders of outstanding Series E Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefore, dividends in cash at the rate of $0.10 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) of Series E Preferred Stock per annum, before any cash dividend is paid on Common Stock or, if greater (as determined on a per annum basis and an as converted basis for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock), an amount equal to that paid on any other outstanding shares of this Corporation. Such dividend or distribution may be payable annually or otherwise as the Board of Directors may from time to time determine. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends shall have been paid on or declared and set apart upon all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock at such annual rate, and no further dividends shall be paid to holders of shares of Series A Preferred Stock, holders of shares of Series B Preferred Stock, holders of shares of Series C Preferred Stock, holders of Series D Preferred Stock and holders of shares of Series E Preferred Stock in excess of such annual rate in any fiscal year unless at the same time equivalent dividends are paid to holders of shares of Common Stock, and no dividends may be paid on the Common Stock unless equivalent


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dividends are paid to holders of the Preferred Stock. The right to such dividends on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Series A Preferred Stock, holders of shares of Series B Preferred Stock, holders of shares of Series C Preferred Stock, holders of shares of Series D Preferred Stock or holders of shares of Series E Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest. Payment of any partial amounts on dividends declared by the Board of Directors shall be made pro rata to holders of Common Stock (as applicable) and Preferred Stock based on the number of shares of Common Stock held by such holders on an as-converted basis.

               (2)    Voting Rights.

                      (aa) Subject to Article III(B)(2)(bb) below, each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Each holder of shares of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except those matters required by law or required hereunder to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

                      (bb) Notwithstanding the foregoing, the holders of Series A Preferred Stock and Series B Preferred Stock shall have the right, voting together as a separate class, to elect one (1) director to the Board of Directors, the holders of Series C Preferred Stock, voting together as a single class, shall have the right to elect one (1) director to the Board of Directors, the holders of Series E Preferred Stock, voting together as a single class, shall have the right to elect two (2) directors to the Board of Directors, provided with respect to the right of each series that at least 300,000 shares (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) of such series of Preferred Stock remains outstanding. The holders of the outstanding Common Stock, voting together as a single class, shall have the right to elect one (1) director. Any additional directors shall be elected by holders of the then outstanding Common Stock and Preferred Stock, voting together on an as-converted basis as a single class. In the case of a vacancy in the office of any director entitled to be elected by the holders of a particular class or series of stock, at any annual or special meeting or by unanimous written consent thereof, such vacancy shall be filled by the affirmative vote of a majority of the voting power of such class or series of stock given at a special meeting of stockholders duly called or by an action by written consent for that purpose. Any director elected by the holders of a particular class or series of stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the voting power of such class or series of stock given at a special meeting of stockholders duly called or by an action by written consent for that purpose.


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               (3) Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                      (aa)   Right to Convert.

                            (i) Each share of Preferred Stock shall be
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into Common Stock at the initial conversion rate of one fully paid and nonassessable share of Common Stock for each share of Preferred Stock, subject, however, to the adjustments described below. (The number of shares of Common Stock into which each share of each series of Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for such series.)

                            (ii) Each share of Preferred Stock shall
automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon (a) the consummation of the Corporation's sale of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to an underwritten firm commitment public offering, provided that such offering has a public offering price of not less than $9.00 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) and results in $15,000,000 or more in aggregate cash proceeds to the Corporation, net of underwriting discounts and commissions, or (b) the date specified by written consent of holders of at least sixty-five percent (65%) of the voting power of Preferred Stock then outstanding.

                            (iii) No fractional shares of Common Stock shall be
issued upon conversion of the Preferred Stock and any shares of Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for the then fair market value thereof as determined by the Corporation's Board of Directors, payable as promptly as possible whenever funds are legally available therefor. If more than one share of Preferred Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock to be issued upon conversion shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

                      (bb) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of


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1933, as amended, the conversion may, at the option of any holder tendering
Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                      (cc) Adjustment of Conversion Rate for Combinations or Consolidations of Common Stock. In the event the Corporation at any time or from time to time after the effective date of a written agreement by the Corporation for the initial sale of Series E Preferred Stock (hereinafter referred to as the "Series E Original Issue Date") effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Preferred Stock, then and in each such event the Conversion Rate for the Preferred Stock shall be proportionately increased or decreased, as appropriate.

                      (dd) Adjustment of Conversion Rate for Dividends, Distributions and Common Stock Equivalents. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for such Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) or the additional shares of Common Stock, then and in each such event the maximum number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Rate for the Preferred Stock shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate for such series by a fraction,

                            (i) the numerator of which shall be the total number
of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

                            (ii) the denominator of which shall be the total
number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate for such series shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate for such series shall be adjusted pursuant to this paragraph (B)(3)(dd) as of the time of actual payment of such dividends or distribution, (B) if such Common Stock Equivalents provide, with the passage


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of time or otherwise, for any increase or decrease in the number of shares of
Common Stock issuable upon conversion or exercise thereof, the Conversion Rate for such series shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; and
(C) upon the expiration of any rights or conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate for such series computed upon the original issue thereof shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents.

                      (ee) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in this paragraph (B)(3), then, in each such case for the purpose of this paragraph (B)(3)(ee), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                      (ff) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph (B)(3) or (B)(4) of this Article III), provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (B)(3) with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this paragraph (B)(3) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                      (gg) Sale of Shares Below Conversion Price of the Series C Preferred Stock. If at any time after the effective date of a written agreement by the Corporation for the initial sale of Series C Preferred Stock (hereinafter referred to as the "Series C Original Issue Date"), the Corporation shall issue or sell any shares of its Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, (other than (i) shares of Common Stock issued on conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock or on exercise of stock options or warrants outstanding on the Series C Original Issue Date, (ii) shares of Common Stock (approved by the Board of Directors), issued to employees, officers and directors of, or advisors, consultants or other persons performing services for the Corporation pursuant to sales or options granted after the Series C Original Issue Date, (iii) shares of Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Corporation, or (iv) shares of Common Stock, Preferred Stock, warrants or


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options for the purchase of shares of capital stock issued by the Corporation to financial institutions or lessors in connection with the extension of credit to the Corporation or the purchase financing of personal property by the Corporation), for a consideration per share that is less than $2.80 divided by the then existing Conversion Rate for the Series C Preferred Stock (the "Conversion Price" for such series), then and in each such case, the Conversion Rate for the Series C Preferred Stock shall be adjusted by dividing such Conversion Rate by a fraction (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Common Stock so issued would purchase if the purchase price per share were equal to the then existing Conversion Price, and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such shares of Common Stock so issued or sold. For purposes of this subsection
(gg) the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and any other outstanding convertible securities of the Corporation and upon exercise of options, warrants or other outstanding securities of the Corporation bearing an exercise price that is lower than the price at which the additional shares of Common Stock were issued (or deemed issued), shall be deemed to be outstanding immediately prior to any such issue described above.

        For the purpose of making an adjustment in the Conversion Rate for a series as provided above, the consideration received by the Corporation for any issue or sale of Common Stock shall,

               (1) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale;

               (2) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Corporation's Board of Directors;

               (3) if Common Stock is issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

        If the Corporation shall (1) grant any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock (other than rights or options issued to employees, officers, directors and consultants of the Corporation), (2) issue or sell any security convertible into or exchangeable for shares of Common Stock, or (3) grant any options to purchase or rights to subscribe for the rights, options or securities referred to in (1) or (2) above, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock or upon conversion or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof (assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such options or rights or convertible or


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exchangeable securities were issued. In each such case, the price per share of
Common Stock issuable on the exercise of the rights or options or the conversion of the securities shall be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amounts of additional consideration payable to the Corporation on exercise and/or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise and/or conversion.

        If the price per share so determined with respect to the Series C Preferred Stock, is less than the then existing Conversion Price for the Series C Preferred Stock, the granting or issue or sale shall be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Conversion Rate for such series shall be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Conversion Rate for a series shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

        If such rights or options or convertible securities by their terms provide, with the passage of time or otherwise, for an increase in the amount of additional consideration payable to the Corporation or decrease in the number of shares of Common Stock issuable on such exercise or exchange (by change of rate or otherwise), the Conversion Rate for the Series C Preferred Stock shall, when each such increase or decrease becomes effective, be readjusted to reflect the increase or decrease insofar as it affects rights of exercise or conversion which have not expired before that time.

        If on the expiration of such rights or options or the rights of conversion of such convertible securities any of them shall not have been exercised, the Conversion Rate for the Series C Preferred Stock shall be readjusted and shall thereafter be the same as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be), on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such convertible securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation on such exercise plus the consideration, if any, actually received by the Corporation for granting all such rights or options or for issuing or selling all such convertible securities.

                      (hh) Sale of Shares Below Conversion Price of the Series D Preferred Stock Before the Series E Original Issue Date. If at any time after the effective date of a written agreement by the Corporation for the initial sale of Series D Preferred Stock (hereinafter referred to as the "Series D Original Issue Date") and continuing through but ending on the effective date of a written agreement by the Corporation for the initial sales of Series E Preferred Stock (hereinafter referred to as the "Series E Original Issue Date"), the Corporation shall issue or sell any shares of its Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than (i) shares of Common Stock issued on conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,


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Series D Preferred Stock or Series E Preferred Stock or on exercise of stock options or warrants outstanding on the Series D Original Issue Date, (ii) shares of Common Stock (approved by the Board of Directors), issued to employees, officers and directors of, or advisors, consultants or other persons performing services for the Corporation pursuant to sales or options granted after the Series D Original Issue Date, (iii) shares of Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Corporation, or (iv) shares of Common Stock, Preferred Stock, warrants or options for the purchase of shares of capital stock issued by the Corporation to financial institutions or lessors in connection with the extension of credit to the Corporation or the purchase financing of personal property by the Corporation (collectively, "Additional Stock"), for a consideration per share that is less than $2.17 divided by the then existing Conversion Rate for the Series D Preferred Stock (the "Conversion Price" for such series), then with respect to the shares of capital stock sold by the Corporation (in one or a series of transactions) on or prior to the Series E Original Issue Date having a weighted average purchase price of less than $2.17 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like), the Conversion Rate for the Series D Preferred Stock shall be adjusted by multiplying the Conversion Rate by a fraction (1) the numerator of which shall be the then existing Conversion Price for the Series D Preferred Stock and (2) the denominator of which shall be the average price paid per share for such Additional Stock (the "Full-Ratchet").

                      (ii) Sale of Shares Below Conversion Price of the Series D Preferred and Series E Preferred After the Series E Original Issue Date. If at any time after the Series E Original Issue Date, the Corporation shall issue or sell any shares of its Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, (other than (i) shares of Common Stock issued on conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock or on exercise of stock options or warrants outstanding on the Series D Original Issue Date, (ii) shares of Common Stock (approved by the Board of Directors), issued to employees, officers and directors of, or advisors, consultants or other persons performing services for the Corporation pursuant to sales or options granted after the Series D Original Issue Date, (iii) shares of Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Corporation, or (iv) shares of Common Stock, Preferred Stock, warrants or options for the purchase of shares of capital stock issued by the Corporation to financial institutions or lessors in connection with the extension of credit to the Corporation or the purchase financing of personal property by the Corporation), for a consideration per share that is less than $2.17 divided by the then existing Conversion Rate for the Series D Preferred Stock, with respect to shares of Series D Preferred Stock, or less than $1.00 divided by the then existing Conversion Rate for the Series E Preferred Stock, with respect to shares of Series E Preferred Stock, (the "Conversion Price" for such series), then and in each such case, the Conversion Rate for the Series D Preferred Stock and the Conversion Rate for the Series E Preferred Stock shall be adjusted by dividing such Conversion Rate by a fraction
(1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Common Stock so issued would purchase if the purchase price per share were equal to the then existing Conversion Price, and (2) the denominator of which shall be the number of shares


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of Common Stock outstanding immediately prior to such issue plus the number of such shares of Common Stock so issued or sold. For purposes of this subsection
(ii) the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and Series E Preferred Stock and any other outstanding convertible securities of the Corporation and upon exercise of options, warrants or other outstanding securities of the Corporation bearing an exercise price that is lower than the price at which the additional shares of Common Stock were issued (or deemed issued), shall be deemed to be outstanding immediately prior to any such issue described above.

        For the purpose of making an adjustment in the Conversion Rate for a series as provided above, the consideration received by the Corporation for any issue or sale of Common Stock shall,

               (1) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale;

               (2) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Corporation's Board of Directors;

               (3) if Common Stock is issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

        If the Corporation shall (1) grant any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock (other than rights or options issued to employees, officers, directors and consultants of the Corporation), (2) issue or sell any security convertible into or exchangeable for shares of Common Stock, or (3) grant any options to purchase or rights to subscribe for the rights, options or securities referred to in (1) or (2) above, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock or upon conversion or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof (assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such options or rights or convertible or exchangeable securities were issued. In each such case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities shall be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amounts of additional consideration payable to the Corporation on exercise and/or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise and/or conversion.

        If the price per share so determined with respect to the Series D Preferred Stock or Series E Preferred Stock, as the case may be, is less than the then existing Conversion Price for the Series D

Preferred Stock or Series E Preferred Stock, as the case may be, the granting or issue or sale shall be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Conversion Rate for such series shall be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Conversion Rate for a series shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

        If such rights or options or convertible securities by their terms provide, with the passage of time or otherwise, for an increase in the amount of additional consideration payable to the Corporation or decrease in the number of shares of Common Stock issuable on such exercise or exchange (by change of rate or otherwise), the Conversion Rate for the Series D Preferred Stock and the Conversion Rate for the Series E Preferred Stock shall, when each such increase or decrease becomes effective, be readjusted to reflect the increase or decrease insofar as it affects rights of exercise or conversion which have not expired before that time.

        If on the expiration of such rights or options or the rights of conversion of such convertible securities any of them shall not have been exercised, the Conversion Rate for the Series D Preferred Stock and the Conversion Rate for the Series E Preferred Stock shall be readjusted and shall thereafter be the same as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be), on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such convertible securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation on such exercise plus the consideration, if any, actually received by the Corporation for granting all such rights or options or for issuing or selling all such convertible securities.

                      (jj) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (B)(3) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock.

                      (kk) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for each series of Preferred Stock pursuant to this paragraph (B)(3), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate for each such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

                      (ll) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

                      (mm) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                      (nn) Notices. Any notices required by the provisions of this paragraph (B)(3) to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

               (4)    Liquidation Preference.

                      (aa) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights and privileges of such other series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $0.70 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) for each share of Series A Preferred Stock then held by them plus an amount equal to all declared but unpaid dividends on the Series A Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $2.17 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) for each share of Series B Preferred Stock then held by them plus an amount equal to all declared but unpaid dividends on the Series B Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $2.80 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) for each share of Series C Preferred Stock then held by them plus an amount equal to all declared but unpaid dividends on the Series C Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $2.17 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) for each share of Series D Preferred Stock then held by them plus an amount equal to all declared but unpaid dividends on the Series D Preferred Stock and the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $1.00 per share (adjusted to reflect subsequent stock splits, stock dividends or recapitalizations) for each share of Series E Preferred Stock then held by them plus an amount equal to all declared but unpaid dividends on the Series E Preferred Stock. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then, subject to the rights and privileges of such other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the dollar value of such stock owned by each such holder. Upon the completion of the distributions required above, and subject to the rights and privileges of such other series of Preferred Stock that may from time to time come into existence, if assets remain in this Corporation, the holders of Common Stock shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each such holder.

                      (bb) For purposes of this Section 4, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or transaction or series of transactions in which greater than 50% of the voting power of the Company is transferred, but excluding any merger or transaction effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation (including for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets); unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                      (cc) Any securities to be delivered to the holders of the Preferred Stock pursuant to paragraph (B)(4)(bb) above shall be valued as follows:

                            (i) Securities not subject to investment letter or
other similar restrictions on free marketability:

                                    (A) If traded on a securities exchange or
through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                    (B) If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                                    (C) If there is no active public market, the
value shall be the fair market value thereof, as determined in good faith by an independent appraiser, mutually acceptable to the Board of Directors of the Corporation and a majority in interest of the holders of the Preferred Stock.

                      (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                      (dd) In the event the requirements of paragraph (B)(4)(ee) are not complied with, the Corporation shall forthwith either:

                      (i) cause such closing to be postponed until such time as the requirements of such paragraph have been complied with, or

                      (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in paragraph (B)(4)(ee) hereof.

                      (ee) The Corporation shall give each holder of record of Preferred Stock written notice of an impending transaction of the type referred to in paragraph (B)(4)(bb), which notice shall be mailed, postage prepaid, to the post office address of such holder last shown on the records of the Corporation, not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this paragraph (B)(4), and shall specify the date of closing of such transaction. The Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of the Preferred Stock then outstanding.

               (5) Protective Provisions. So long as shares of any series of Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding voting power of such series of Preferred Stock (voting separately as a class):

                      (aa) alter or change the rights, preferences, privileges or restrictions of the shares of such series of Preferred Stock so as to affect such shares adversely;

                      (bb) increase or decrease (other than by conversion) the total number of authorized shares of such series of Preferred Stock; or

                      (cc) amend any currently existing class or series of stock or create any new class or series of stock or any other equity securities (including securities having rights similar to those granted under this paragraph (B)(5)) convertible into equity securities of the Corporation such that such securities have rights, preferences or privileges senior to those of such series of Preferred Stock, including without limitation rights, preferences or privileges with respect to voting, dividends, redemption or upon liquidation, dissolution or winding up (including, without limitation, any transaction deemed to be a liquidation, dissolution or winding up pursuant to paragraph
(B)(4)(bb)).

                      (dd) amend the Corporation's Certificate of Incorporation so as to adversely affect the rights of such series of Preferred Stock in a manner that is different from the way in which other series of Preferred Stock are affected.

               So long as any shares of Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding voting power of Preferred Stock (voting separately as a class):

                      (aa) effect any reclassification, recapitalization or reorganization of the capital stock of the Corporation, merge into or consolidate with any other Corporation (other than a wholly owned subsidiary Corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or all or substantially all of the assets of the Company are sold or which results in the liquidation or dissolution of the Corporation;

                      (bb) encumber or grant a security interest in all or substantially all of its assets (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets) or business in connection with incurring indebtedness, except in the ordinary course of business, such as in connection with equipment or receivables lines, or sale and leaseback transactions; or

                      (cc) effect or undertake any action that would result in the issuance of shares of the Corporation's capital stock requiring an adjustment to the Series C Preferred Stock Conversion Rate, the Series D Preferred Stock Conversion Rate or the Series E Preferred Stock Conversion Rate pursuant to the provisions of Articles III(B)(3)(gg), III(B)(3)(hh) or III(B)(3)(ii).

        (C) Common Stock.

               (1) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               (2) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in paragraph III(B)(4) hereof.

               (3) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

        The name and mailing address of the incorporator is John V. Bautista, Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025.

                                    ARTICLE V

        The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE VI

        The Corporation is to have a perpetual existence.

                                   ARTICLE VII

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE VIII

        The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

                                   ARTICLE IX

        The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                    ARTICLE X

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

        A. To the fullest extent permitted by applicable law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

        C. Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article XI, shall eliminate or reduce the effect of this Article XI in respect of any matter occurring, or any cause of action, proceeding, suit or claim accruing or arising or that, but for this Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XII

        Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XIII

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        The foregoing Fifth Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 and 245 of the General Corporate Law of the State of Delaware, as amended.

        IN WITNESS WHEREOF, the undersigned have executed this certificate on August 17, 1998.

                                                   /s/ Richard Kreysar
                                                   ----------------------------
                                                   Richard Kreysar, President


                                                   /s/ John V. Bautista
                                                   ----------------------------
                                                   John V. Bautista, Secretary

        The undersigned certify under penalty of perjury that they have read the foregoing Fifth Amended and Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

        Executed at Menlo Park, California on August 17, 1998.


                                                   /s/ Richard Kreysar
                                                   ----------------------------
                                                   Richard Kreysar, President


                                                   /s/ John V. Bautista
                                                   ----------------------------
                                                   John V. Bautista, Secretary